UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): September 20, 2004
                                                                (May 19, 2004)

                            THE SERVICEMASTER COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


        Delaware                     1-14762                   36-3858106
        --------                     -------                   ----------
 (State or Other Jurisdiction  (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification Number)


   3250 Lacey Road, Suite 600, Downers Grove, Illinois                 60515
   ---------------------------------------------------                 -----
       (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (630) 663-2000
                                 --------------

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act
     (17 CFR 240.14a - 12)

____ Pre-commencement communications pursuant to Rule 14d - 2(b) under the
     Exchange Act (17 CFR 240.14d(b))

____ Pre-commencement communications pursuant to Rule 13e - 4(c) under the
     Exchange Act (17 CFR 240.13e - 4(c))




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Item 1.01.  Entry into a Material Definitive Agreement.

On May 19, 2004, The ServiceMaster Company ("ServiceMaster") entered into a $500 million senior unsecured bank revolving credit facility. The parties to the credit facility include ServiceMaster, the lenders, JPMorgan Chase Bank and Bank of America, N.A. as syndication agents, SunTrust Bank as administrative agent, and U.S. Bank and Wachovia Bank, N.A. as documentation agents. The credit facility expires on May 19, 2009.

Under the credit facility, ServiceMaster is required to pay certain fees, including a facility fee of .125 to .50% (depending on its credit rating) of the aggregate commitment, which fee is payable quarterly in arrears. The credit agreement contains customary affirmative and negative covenants. The affirmative and negative covenants include information reporting, inspection of property, maintenance of insurance, compliance with laws, a negative pledge limiting the granting of liens by ServiceMaster and its subsidiaries, prohibitions on certain consolidations, mergers and sales of assets, and leverage, subsidiary debt and interest coverage tests.

The credit facility also contains customary events of default with customary cure and notice, including, without limitation, nonpayment, misrepresentation, breach of covenant, cross - default, receivership, voluntary bankruptcy, involuntary bankruptcy and change of control. If an event of default occurs, the credit facility provides that the commitments may be terminated and the loans then outstanding may be declared due and payable. For certain events of default relating to receivership, voluntary or involuntary bankruptcy, the commitments are automatically terminated and the loans outstanding automatically become due and payable.

Loans may be made at (i) a Eurocurrency rate based on LIBOR plus an applicable margin of .625 to 1.50% (depending on ServiceMaster's credit rating) or (ii) an alternative base rate equal to the higher of (a) the prime rate or (b) the sum of the federal funds effective rate plus .5%. The credit facility also provides for a swingline sub-facility of up to $20 million. The interest rate payable on swingline loans is the higher of (i) the prime rate or (ii) the sum of the federal funds effective rate plus .5%. As of September 15, 2004, there is approximately $162 million in letters of credit issued under this credit facility and unused commitments of approximately $338 million.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits.

     4.1 $500,000,000 Credit Agreement dated as of May 19, 2004 among The ServiceMaster Company, the lenders, JPMorgan Chase Bank and Bank of America, N.A. as syndication agents, SunTrust Bank as administrative agent, and U.S. Bank and Wachovia Bank, N.A. as documentation agents






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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE SERVICEMASTER COMPANY


Date:  September 20, 2004             By:  /s/  Jim L. Kaput
                                           --------------------------
                                      Jim L. Kaput
                                      Senior Vice President and General Counsel





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


                                  EXHIBIT INDEX
Exhibit
Number   Description of Exhibit
------   ----------------------

4.1 $500,000,000 Credit Agreement dated as of May 19, 2004 among The ServiceMaster Company, the lenders, JPMorgan Chase Bank and Bank of America, N.A. as syndication agents, SunTrust Bank as administrative agent, and U.S. Bank and Wachovia Bank, N.A. as documentation agents






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